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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in this registration statement of First Citizens Banc Corp on Form S-4, of our report dated September 18, 1997, except for Note 14, the date for which is October 31, 1997 on the financial statements of The Farmers State Bank as of December 31, 1996 and 1995 and for each of the years then ended. We also consent to the reference to our firm under the heading "Expert" in the prospectus, which is part of this registration statement.



                                                 Crowe, Chizek and Company LLP


Columbus, Ohio
December 10, 1997



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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in this registration statement of First Citizens Banc Corp. on Form S-4 of our report dated January 31, 1997 on the consolidated financial statements of First Citizens Banc Corp. as of December 31, 1996 and 1995 and for each of the years then ended. We also consent to the reference to our firm under the heading "Expert" in the prospectus, which is part of this registration statement.



                                                Crowe, Chizek and Company LLP


Columbus, Ohio
December 10, 1997